UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2023

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

595 Market Street, Suite 200,
San Francisco,	CA	94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 415 632-5600
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	LC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events
As part of its commitment to good governance, LendingClub Corporation (the “Company”) regularly engages with its stockholders to solicit feedback on a variety of matters, including compensation and governance practices (“Stockholder Engagement”). The Company has made a number of enhancements to its programs and practices based on prior Stockholder Engagement and is considering further enhancements to reduce the dilution created by the Company’s equity compensation program on the Company’s stockholders (collectively, the “Enhancements”). Among other things, the Company is considering including a proposal regarding its 2014 Equity Incentive Plan in its upcoming proxy statement for its 2023 Annual Meeting of Stockholders (the “Equity Plan Proposal”).

Attached as Exhibit 99.1 to this Form 8-K are materials providing an overview of the Enhancements and the Equity Plan Proposal (the “Winter 2023 Engagement Materials”). The Company intends to utilize the Winter 2023 Engagement Materials for upcoming Stockholder Engagement meetings. The Winter 2023 Engagement Materials are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Winter 2023 Engagement Materials
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date:	January 19, 2023	By:	Brandon Pace
Brandon Pace
Chief Administrative Officer and Secretary
(duly authorized officer)